Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
UBS PACE Intermediate Fixed Income Investments   (UBS-
PACE)
Transamerica Partners Balanced Portfolio  (TRANS-CORE)
BlackRock Balanced Capital VI Fund (FI)   (BVI_F)
BlackRock Total Return Portfolio (Ins - Series)   (BVA-
TR)
BlackRock Balanced Capital Portfolio (FI) (Ins - Series)
(BCS_F)
Transamerica Partners Core Bond   (DIA-CORE)
BlackRock Strategic Income Opportunities Portfolio
(BR-SIP)
Metropolitan Series BlackRock Bond Income Portfolio
(MET-BI)
Multimanager Core Bond Portfolio   (AXA-VIP)
BlackRock Core Bond Portfolio   (BR-CORE)
Transamerica Multi-Managed Balanced Portfolio  (TA-CORE)
Bond Index Master Portfolio  (MIP_AGG)
iShares Barclays Credit Bond Fund (ISHCRED) iShares 10+Yr US Credit Bond Fund (ISHLCRD)
Transamerica Multi-Managed Balanced Portfolio VP  (TAP-
CORE)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
AZL Enhanced Bond Index Fund  (AZ-CORE)
Metropolitan Series BlackRock Diversified Portfolio
(Core PLUS Bond)  (METD_B)
BlackRock Bond Allocation Target Shares: Series C
Portfolio  (BATSC)
iShares iBoxx $ Investment Grade Corporate Bond Fund
(ISHINTOP)
Master Total Return Portfolio of Master Bond LLC  (MF-
BOND)
iShares Core Total U.S. Bond Market ETF  (ISHAGG)


The Offering
Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
01-08-2013

Security Type:
BND/CORP


Issuer
Comcast Corporation.  (2033)

Selling
Underwriter
Goldman, Sachs & Co.

Affiliated
Underwriter(s)
[X] PNC
[ ] Other:  PNC, UBS Securities LLC for
UBS-PACE

List of
Underwriter(s)
Barclays Capital Inc., Goldman, Sachs &
Co., RBS Securities Inc., Deutsche Bank
Securities Inc., UBS Securities LLC, BNP
Paribas Securities Corp., Citigroup
Global Markets Inc., Credit Suisse
Securities (USA) LLC, J.P. Morgan
Securities LLC, Lloyds Securities Inc.,
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Mizuho Securities USA
Inc., Morgan Stanley & Co. LLC, RBC
Capital Markets, LLC, SMBC Nikko Capital
Markets Limited, SunTrust Robinson
Humphrey, Inc., Wells Fargo Securities,
LLC, Santander Investment Securities
Inc., U.S. Bancorp Investments, Inc.,
Allen & Company LLC, Gleacher & Company
Securities, Inc., DNB Markets, Inc., PNC
Capital Markets LLC, TD Securities (USA)
LLC, Loop Capital Markets LLC, The
Williams Capital Group, L.P., Lebenthal
& Co., LLC, Samuel A. Ramirez & Company,
Inc., Drexel Hamilton, LLC, MFR
Securities, Inc., Mischler Financial
Group, Inc.


Transaction Details
Date of Purchase
01-08-2013

Purchase
Price/Share
(per share / %
of par)
$99.161

Total
Commission,
Spread or
Profit
0.650%

1.	Aggregate Principal Amount
Purchased (a+b)
$113,555,000

a.	US Registered Funds
(Appendix attached with
individual Fund/Client purchase)
$31,331,000

b.	Other BlackRock Clients
$82,224,000

2.	Aggregate Principal Amount of
Offering
$1,700,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25
(unless securities are Government
Securities)
0.06679



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction
types (see Definitions):
[X] U.S. Registered Public Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Rule 144A Offering   [Issuer must have 3
years of continuous operations]
[ ] Eligible Municipal Securities   [Issuer must have 3
years of continuous operations]
[ ] Eligible Foreign Offering   [Issuer must have 3 years
of continuous operations]
[ ] Government Securities Offering


Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)
[X] YES
[ ] NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.


No Benefit to Affiliated Underwriter (check ONE)
[X] YES
[ ] NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.



Completed by:

Dillip Behera Global Syndicate Team Member

Date: 01-11-2013





Approved by:
Odette Rajwan Global Syndicate Team Member

Date: 01-11-2013












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